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                                                                    EXHIBIT 10.5

                               FIRST AMENDMENT TO
                               QUANEX CORPORATION
                           DEFERRED COMPENSATION PLAN



         THIS AGREEMENT by Quanex Corporation (the "Company"),

                              W I T N E S S E T H:

         WHEREAS, on September 29, 1999, the Company executed the Plan known as "Quanex Corporation Deferred Compensation Plan" (the "Plan"); and

         WHEREAS, the Company retained the right in Section 9.1 of the Plan to amend the Plan from time to time; and

         WHEREAS, the Board of Directors of the Company approved resolutions on the 7th day of December, 1999, to amend the Plan;

         NOW, THEREFORE, the Company agrees that, effective as of December 7, 1999, Section 3.3 of the Plan is amended in its entirety to read as follows:

                  3.3 MANDATORY DEFERRAL. If (1) a Participant becomes entitled to a cash payment of part or all of an Incentive Bonus because the Participant did not elect to defer all of the Incentive Bonus, (2) the Company determines that section 162(m) of the Code may not allow the Company to take a deduction for part or all of the Incentive Bonus and,
         (3) effective June 1, 1999, a Change of Control has not occurred, then, the payment of the amount of the Incentive Bonus that is not deductible by the Company will be delayed and deferred under the provisions of the Plan until the 76th day following the end of the Plan Year in which the Incentive Bonus was earned, on which date the total Incentive Bonus will be paid immediately. The Committee may waive the mandatory deferral required by this Section 3.3 with respect to a Participant who is not a member of the Committee but such waiver shall only be made on an individual basis and at the time the Incentive Bonus is determined and awarded.




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         IN WITNESS WHEREOF, the Company has executed this Agreement this 7th day of December, 1999.


                                                     QUANEX CORPORATION



                                                     By /s/ PAUL GIDDENS
                                                       -------------------------
                                                     Title  Vice President
                                                            Human Resources
                                                          ----------------------





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